Exhibit 99.1

News Release

Investor Relations and Media contacts:
Steve Himes, 678 579 3655
steve.himes@mirant.com
Audrey Emerson, 678 579 3231
audrey.emerson@mirant.com

Stockholder inquiries:

    678 579 7777

August 7, 2009

Mirant Reports Second Quarter 2009 Results

•	Income from continuing operations of $163 million compared to a loss from continuing operations of $832 million for the second quarter of 2008

•	Adjusted EBITDA from continuing operations of $200 million compared to adjusted EBITDA from continuing operations of $143 million for the second quarter of 2008

•	Affirmed 2009 adjusted EBITDA guidance of $873 million and revised 2010 adjusted EBITDA guidance from $609 million to $570 million

ATLANTA – Mirant Corporation (NYSE: MIR) today reported income from continuing operations for the second quarter of 2009 of $163 million compared to a loss from continuing operations of $832 million for the same period in 2008. Results for 2009 include unrealized losses, principally on hedges, of $14 million compared to $874 million for 2008. Per share results from continuing operations for the second quarter of 2009 were $1.12 per share, compared to a loss of $4.14 per share from continuing operations for the second quarter of 2008.

Net Income (Loss) to Adjusted Income from Continuing Operations and Adjusted EBITDA

(in millions except per share)	Quarter Ending June 30, 2009		Quarter Ending June 30, 2008
		Per Share [1]		Per Share [1]
Net income (loss)	$163	$1.12	$(783)	$(3.90)
Income from discontinued operations	—	—	49	0.24

Income (loss) from continuing operations	163	1.12	(832)	(4.14)
Unrealized losses	14	0.10	874	4.35
Bankruptcy charges and legal contingencies	(62)	(0.43)	3	0.01
Other	16	0.11	21	0.11
Adjustment to GAAP EPS for dilution		—		(0.04)

Adjusted income from continuing operations	$131	$0.90	$66	$0.29

Provision for income taxes	—		10
Interest expense, net	33		27
Depreciation and amortization	36		40

Adjusted EBITDA	$200		$143

[1]

Per share amounts for 2009 are based on diluted weighted average shares outstanding of 145 million. Per share amounts for 2008 are based on basic weighted average shares outstanding of 201 million, for all amounts except adjusted net income which is based on diluted weighted average shares outstanding of 225 million.

Mirant reported adjusted income from continuing operations of $131 million for the second quarter of 2009, or $0.90 per diluted share, compared to adjusted income from continuing operations of $66 million for the same period of 2008, or $0.29 per diluted share. Adjusted income from continuing operations excludes unrealized gains and losses, the MC Asset Recovery settlement with Southern Company and other non-recurring items. The quarter over quarter increase resulted principally from higher realized gross margins.

Adjusted EBITDA from continuing operations for the second quarter of 2009 was $200 million, compared to adjusted EBITDA from continuing operations of $143 million for the second quarter of 2008. The increase in adjusted EBITDA resulted principally from higher realized value of hedges and lower operations and maintenance costs, partially offset by lower energy gross margins.

Net cash provided by operating activities of continuing operations for the second quarter of 2009 was $164 million compared to net cash used in operating activities of continuing operations of $294 million for the same period in 2008, primarily as a result of a decrease in cash collateral posted, working capital changes and higher realized gross margins.

Six Months 2009 versus Six Months 2008

Mirant reported income from continuing operations of $543 million for the first six months of 2009, compared to a loss from continuing operations of $986 million for the same period in 2008. Results for 2009 include unrealized gains, principally on hedges, of $240 million compared to unrealized losses, again principally on hedges, of $1.177 billion for 2008. Per share results from continuing operations for the first six months of 2009 were $3.74 per share, compared to a loss of $4.72 per share from continuing operations for the same period in 2008.

Net Income (Loss) to Adjusted Income from Continuing Operations and Adjusted EBITDA

(in millions except per share)	Year to Date June 30, 2009		Year to Date June 30, 2008
		Per Share [1]		Per Share [1]
Net income (loss)	$543	$3.74	$(935)	$(4.47)
Income from discontinued operations	—	—	51	0.25

Income (loss) from continuing operations	543	3.74	(986)	(4.72)
Unrealized losses (gains)	(240)	(1.65)	1,177	5.63
Bankruptcy charges and legal contingencies	(62)	(0.43)	4	0.02
Other	5	0.04	29	0.14
Adjustment to GAAP EPS for dilution		—		(0.10)

Adjusted income from continuing operations	$246	$1.70	$224	$0.97

Provision for income taxes	8		10
Interest expense, net	69		47
Depreciation and amortization	72		73

Adjusted EBITDA	$395		$354

[1]

Per share amounts for 2009 are based on diluted weighted average shares outstanding of 145 million. Per share amounts for 2008 are based on basic weighted average shares outstanding of 209 million, for all amounts except adjusted net income which is based on diluted weighted average shares outstanding of 232 million.

Mirant reported adjusted income from continuing operations of $246 million for the first six months of 2009, or $1.70 per diluted share, compared to adjusted income from continuing operations of $224 million for the same period in 2008, or $0.97 per diluted share. The period over period increase resulted principally from higher realized gross margins partially offset by higher net interest expense.

Adjusted EBITDA from continuing operations for the first six months of 2009 was $395 million, compared to adjusted EBITDA from continuing operations of $354 million for the same period in 2008. The period over period increase resulted principally from higher realized value of hedges and lower operations and maintenance costs, partially offset by lower energy gross margins.

Net cash provided by operating activities of continuing operations during the first six months of 2009 was $431 million compared to net cash used in operating activities of continuing operations of $45 million in the same period of 2008, primarily as a result of a decrease in cash collateral posted, working capital changes and higher realized gross margins.

As of June 30, 2009, Mirant had cash and cash equivalents of $1.865 billion, of which $423 million was restricted at Mirant North America and its subsidiaries and not available for distribution to Mirant. In addition, Mirant North America is restricted from further distributions, beyond permitted interest payable by its parent, Mirant Americas Generation, primarily because of the significant capital expenditure program underway to comply with the Maryland Healthy Air Act. Mirant does not expect the restriction on distributions to have any effect on its operations.

As of June 30, 2009, Mirant had total outstanding debt of $2.635 billion.

Guidance

Mirant today affirmed its 2009 adjusted EBITDA guidance of $873 million and revised its 2010 adjusted EBITDA guidance from $609 million to $570 million.

Earnings Call

Mirant is hosting an earnings call today to discuss its second quarter 2009 financial results. The call will be held from 9:00 a.m. to 10:00 a.m., New York City time. The conference call can be accessed via the investor relations section of the company’s website at www.mirant.com or analysts are invited to listen to the call by dialing 888 737 3616 (International 913 312 1387) and entering pass code 3547646.

Presentation slides for the analyst call have been posted to the company’s website. The presentation may include certain non-GAAP financial measures as defined under SEC rules. In such event, a reconciliation of those measures to the most directly comparable GAAP measures will also be available via the investor relations section of the company’s website at www.mirant.com.

A recording of the event will be available for playback on the company’s website beginning today at 12:00 p.m., New York City time. A replay also will be available by dialing 888 203 1112 (International 719 457 0820) and entering the pass code 3547646.

Mirant is a competitive energy company that produces and sells electricity in the United States. Mirant owns or leases approximately 10,112 megawatts of electric generating capacity. The company operates an asset management and energy marketing organization from its headquarters in Atlanta. For more information, please visit www.mirant.com

Regulation G Reconciliations

Net Income (Loss) to Adjusted Income from Continuing Operations and Adjusted EBITDA

(in millions except per share)	Quarter Ending June 30, 2009		Quarter Ending June 30, 2008
		Per Share [1]		Per Share [1]
Net income (loss)	$163	$1.12	$(783)	$(3.90)
Income from discontinued operations	—	—	49	0.24

Income (loss) from continuing operations	163	1.12	(832)	(4.14)
Unrealized losses	14	0.10	874	4.35
Bankruptcy charges and legal contingencies	(62)	(0.43)	3	0.01
Severance and bonus plan for dispositions	13	0.09	8	0.04
Lovett shut down costs	2	0.01	8	0.04
Loss on repurchase of MAG 2011 bonds	—	—	6	0.03
Other	1	0.01	(1)	(0.00)
Adjustment to GAAP EPS for dilution		—		(0.04)

Adjusted income from continuing operations	$131	$0.90	$66	$0.29

Provision for income taxes	—		10
Interest expense, net	33		27
Depreciation and amortization	36		40

Adjusted EBITDA	$200		$143

[1]

Per share amounts for 2009 are based on diluted weighted average shares outstanding of 145 million. Per share amounts for 2008 are based on basic weighted average shares outstanding of 201 million, for all amounts except adjusted net income which is based on diluted weighted average shares outstanding of 225 million.

Adjusted income from continuing operations and adjusted EBITDA are non-GAAP financial measures. Management and some members of the investment community utilize adjusted income from continuing operations and adjusted EBITDA to measure financial performance on an ongoing basis. These measures are not recognized in accordance with GAAP and should not be viewed as an alternative to GAAP measures of performance. In evaluating these adjusted measures, the reader should be aware that in the future Mirant may incur expenses similar to the adjustments set forth above.

Net Income (Loss) to Adjusted Income from Continuing Operations and Adjusted EBITDA

(in millions except per share)	Year to Date June 30, 2009		Year to Date June 30, 2008
		Per Share [1]		Per Share [1]
Net income (loss)	$543	$3.74	$(935)	$(4.47)
Income from discontinued operations	—	—	51	0.25

Income (loss) from continuing operations	543	3.74	(986)	(4.72)
Unrealized losses (gains)	(240)	(1.65)	1,177	5.63
Bankruptcy charges and legal contingencies	(62)	(0.43)	4	0.02
Severance and bonus plan for dispositions	13	0.09	14	0.06
Lovett shut down costs	3	0.02	10	0.05
Lower of cost or market inventory adjustments, net	(11)	(0.07)	—	—
Loss on repurchase of MAG 2011 bonds	—	—	6	0.03
Other	—	—	(1)	(0.00)
Adjustment to GAAP EPS for dilution		—		(0.10)

Adjusted income from continuing operations	$246	$1.70	$224	$0.97

Provision for income taxes	8		10
Interest expense, net	69		47
Depreciation and amortization	72		73

Adjusted EBITDA	$395		$354

[1]

Per share amounts for 2009 are based on diluted weighted average shares outstanding of 145 million. Per share amounts for 2008 are based on basic weighted average shares outstanding of 209 million, for all amounts except adjusted net income which is based on diluted weighted average shares outstanding of 232 million.

Adjusted income from continuing operations and adjusted EBITDA are non-GAAP financial measures. Management and some members of the investment community utilize adjusted income from continuing operations and adjusted EBITDA to measure financial performance on an ongoing basis. These measures are not recognized in accordance with GAAP and should not be viewed as an alternative to GAAP measures of performance. In evaluating these adjusted measures, the reader should be aware that in the future Mirant may incur expenses similar to the adjustments set forth above.

Current Expected Cash Flow from Operations to Pro Forma Adjusted EBITDA Guidance

For the years ending December 31, 2009 and 2010

(in millions)	Year Ending December 31, 2009	Year Ending December 31, 2010
Net cash provided by operating activities of continuing operations	$671	$389
Emission allowance sales proceeds	21	9
Capitalized interest	(68)	(5)

Adjusted cash flow from operations	$624	$393
Interest, net (including amounts capitalized)	191	178
Income taxes paid (refund)	12	(20)
Working capital and other changes	46	19

Adjusted EBITDA	$873	$570

Adjusted EBITDA and adjusted cash flow from operations are non-GAAP financial measures. Management and some members of the investment community utilize adjusted EBITDA and adjusted cash flow from operations to measure financial performance on an ongoing basis. These measures are not recognized in accordance with GAAP and should not be viewed as an alternative to GAAP measures of performance.

Previous Expected Cash Flow from Operations to Pro Forma Adjusted EBITDA Guidance

For the years ending December 31, 2009 and 2010

(in millions)	Year Ending December 31, 2009	Year Ending December 31, 2010
Net cash provided by operating activities of continuing operations	$691	$438
Emission allowance sales proceeds	23	6
Capitalized interest	(68)	(5)

Adjusted cash flow from operations	$646	$439
Interest, net (including amounts capitalized)	190	176
Income taxes paid (refund)	14	(19)
Working capital and other changes	23	13

Adjusted EBITDA	$873	$609

Adjusted EBITDA and adjusted cash flow from operations are non-GAAP financial measures. Management and some members of the investment community utilize adjusted EBITDA and adjusted cash flow from operations to measure financial performance on an ongoing basis. These measures are not recognized in accordance with GAAP and should not be viewed as an alternative to GAAP measures of performance.

Cautionary Language Regarding Forward-Looking Statements

Some of the statements included herein involve forward-looking information. Mirant cautions that these statements involve known and unknown risks and that there can be no assurance that such results will occur. There are various important factors that could cause actual results to differ materially from those indicated in the forward-looking statements, such as, but not limited to, legislative and regulatory initiatives regarding deregulation, regulation or restructuring of the industry of generating, transmitting and distributing electricity (the “electricity industry”); changes in state, federal and other regulations affecting the electricity industry (including rate and other regulations); changes in, or changes in the application of, environmental and other laws and regulations to which Mirant and its subsidiaries and affiliates are or could become subject; the failure of Mirant’s plants to perform as expected, including outages for unscheduled maintenance or repair; environmental regulations that restrict Mirant’s ability or render it uneconomic to operate its business, including regulations related to the emission of CO2 and other greenhouse gases; increased regulation that limits Mirant’s access to adequate water supplies and landfill options needed to support power generation or that increases the costs of cooling water and handling, transporting, and disposing off-site of ash and other byproducts; changes in market conditions, including developments in the supply, demand, volume and pricing of electricity and other commodities in the energy markets, including efforts to reduce demand for electricity, and the extent and timing of the entry of additional competition in our markets; continued poor economic and financial market conditions, including impacts on financial institutions and other current and potential counterparties and negative impacts on liquidity in the power and fuel markets in which Mirant and its subsidiaries hedge and transact; increased credit standards, margin requirements, market volatility or other market conditions that could increase Mirant’s obligations to post collateral beyond amounts that are expected; Mirant’s inability to access effectively the over-the-counter and exchange-based commodity markets or changes in commodity market conditions and liquidity or other commodity market conditions, which may affect Mirant’s ability to engage in asset management, proprietary trading and fuel oil management activities as expected, or result in material extraordinary gains or losses from open positions; deterioration in the financial condition of Mirant’s counterparties and the resulting failure to pay amounts owed to Mirant or to perform obligations due to Mirant beyond collateral posted; hazards customary to the power generation industry and the possibility that Mirant may not have adequate insurance to cover losses resulting from such hazards or the inability of Mirant’s insurers to provide agreed upon coverage; price mitigation strategies employed by ISOs or RTOs that reduce Mirant’s revenue and may result in a failure to compensate Mirant’s generation units adequately for all their costs; changes in the rules used to calculate capacity and energy payments; legal and political challenges to the rules used to calculate capacity, energy and ancillary services payments; volatility in Mirant’s gross margin as a result of Mirant’s accounting for derivative financial instruments used in its asset management, proprietary trading and fuel oil management activities and volatility in its cash flow from operations resulting from working capital requirements, including collateral, to support its asset management, proprietary trading and fuel oil management activities; Mirant’s ability to enter into intermediate and long-term contracts to sell power and to obtain adequate supply and delivery of fuel for its facilities, at Mirant’s required specifications and on terms and prices acceptable to it; the failure to utilize new or advancements in power generation technologies; the inability of Mirant’s operating subsidiaries to generate sufficient cash flow to support its operations; the potential limitation or loss of Mirant’s net operating losses notwithstanding the implementation of a stockholder rights plan; Mirant’s ability to borrow additional funds and access capital markets; strikes, union activity or labor unrest; Mirant’s ability to obtain or develop capable leaders and its ability to retain or replace the services of key employees; weather and other natural phenomena, including hurricanes and earthquakes; the cost and availability of emissions allowances; curtailment of operations due to transmission constraints; Mirant’s inability to complete construction and obtain permits necessary to operate emissions reduction equipment by January 2010 to meet the requirements of the Maryland Healthy Air Act, which may result in reduced unit operations and reduced cash flows and revenues from operations; Mirant’s ability to execute its business plan in California, including entering into long-term power sales agreements for new generating facilities at its existing sites and entering into new tolling arrangements in respect of its existing generating facilities; Mirant’s relative lack of geographic diversification in revenue sources resulting in concentrated exposure to the Mirant Mid-Atlantic market; the ability of lenders under Mirant North America’s revolving credit facility to perform their obligations; war, terrorist activities, cyberterrorism and inadequate cybersecurity, or the occurrence of a catastrophic loss; the failure to provide a safe working environment for Mirant’s employees and visitors thereby increasing Mirant’s exposure to additional liability, loss of productive time, other costs, and a damaged reputation; Mirant’s consolidated indebtedness and the possibility that Mirant or its subsidiaries may incur additional indebtedness in the future; restrictions on the ability of Mirant’s subsidiaries to pay dividends, make distributions or otherwise transfer funds to Mirant, including restrictions on Mirant North America contained in its financing agreements and restrictions on Mirant Mid-Atlantic contained in its leveraged lease documents, which may affect Mirant’s ability to access the cash flow of those subsidiaries to make debt service and other payments; the failure to comply with, or monitor provisions of Mirant’s loan agreements and debt may lead to a breach and, if not remedied, result in an event of default thereunder, which would limit access to needed capital and damage Mirant’s reputation and relationships with financial institutions; and the disposition of the pending litigation described in Mirant’s Form 10-Q for the quarter ended June 30, 2009, filed with the Securities and Exchange Commission.

Mirant undertakes no obligation to update publicly or revise any forward-looking statements to reflect events or circumstances that may arise. The foregoing review of factors that could cause Mirant’s actual results to differ materially from those contemplated in the forward-looking statements included in this news release should be considered in connection with information regarding risks and uncertainties that may affect Mirant’s future results included in Mirant’s filings with the Securities and Exchange Commission at www.sec.gov.